Exhibit 99.1

Campus Crest Communities, Inc. (NYSE:CCG), a leading developer, builder, owner and manager of high-quality, purpose-built student housing, today provided an update on its portfolio leasing status for the 2012/2013 academic year. The following table contains the leasing status as of November 30, 2011.

PORTFOLIO LEASING STATUS FOR 2012/2013 ACADEMIC YEAR

(as of November 30)

				2012-2013 Leases		2011-2012 Leases
Property	Number of Properties	Units	Beds	Signed(1)%		Signed(1)%

Wholly-Owned	21	3,920	10,528	2,190	20.8%	1,645	15.6%

Joint Venture Properties	6	1,128	3,052	580	19.0%	568	18.6%

Sub Total All Operating Properties	27	5,048	13,580	2,770	20.4%	2,213	16.3%

2011 Deliveries	6	1,276	3,484	722	20.7%	0	0.0%

Total Portfolio	33	6,324	17,064	3,492	20.5%	2,213	13.0%

(1)	As of November 30, 2011 and November 30, 2010, respectively